Exhibit 99.1

MDC PARTNERS INC.

SCHEDULE OF CURRENT AND POTENTIAL MARKETING

COMMUNICATIONS COMPANY OWNERSHIP

		Year of
	% Owned at	Initial	Put/Call Options
Company	3/31/12	Investment	2012	Thereafter
			(See Notes)
Consolidated:
Strategic Marketing Services
72andSunny	51.0%	2010	—	Note 1
Allison & Partners	51.0%	2010	—	Note 2
Anomaly	60.0%	2011	—	Note 3
Attention	51.0%	2009	—	Note 4
Bruce Mau Design	75.0%	2004	—
Capital C Partners	80.0%	2010	—	Note 5
Colle + McVoy	95.0%	1999	100.0%	Note 6
Concentric Partners	70.0%	2011	—	Note 7
Crispin Porter + Bogusky	100.0%	2001	—	Note 8
Hello Design	49.0%	2004	—
Doner	30.0%	2012	—	Note 9
Dotbox	51.0%	2012	—
henderson bas kohn	65.0%	2004	100.0%
HL Group Partners	65.9%	2007	72.4%	Note 10
kirshenbaum bond senecal + partners	100.0%	2004	—	Note 11
The Media Kitchen	100.0%	2010	—
Varick Media Management	100.0%	2010	—
Kwittken	60.0%	2010	—	Note 12
Laird + Partners	65.0%	2011	—	Note 13
Mono Advertising	49.9%	2004	65.0%	Note 14
Redscout	100.0%	2007	—	Note 15
Sloane & Company	70.0%	2010	—	Note 16
Veritas Communications	85.3%	1993	95.1%	Note 17
Vitro	71.4%	2004	97.5%	Note 18
Yamamoto	100.0%	2000	—
Performance Marketing Services
6degrees Communications	66.0%	1993	77.3%	Note 19
Accent	100.0%	1999	—
AIC Publishing	51.0%	2011	—
Boom Marketing	85.0%	2005	—
Bryan Mills Iradesso	62.8%	1989	100.0%	Note 20
Communifx Partners	91.0%	2010	—	Note 21
Computer Composition	100.0%	1988	—
Hudson Media	51.0%	2010	—
Integrated Media Solutions	75.0%	2010	—	Note 22
Kenna Communications	80.0%	2010	—	Note 23
Northstar Research Partners	91.8%	1998	—	Note 24
Onbrand	94.0%	1992	—
Relevent	60.0%	2010	—
RJ Palmer	100.0%	2011	—
Source Marketing	83.0%	1998	91.3%	Note 25
TargetCast	70.0%	2012	—	Note 26
TargetCom	100.0%	2000	—
TEAM	60.0%	2010	—	Note 27
Trade X	75.0%	2011	—	Note 28

Notes

(1)	MDC has the right to increase its ownership interest in 72andSunny Partners LLC through acquisition of an incremental interest of up to 100% in 2016.

(2)	MDC has the right to increase its ownership interest in Allison & Partners LLC through acquisition of an incremental interest, and other holders have the right to put only upon termination to MDC the same incremental interest up to 100% of this entity in 2015.

(3)	MDC has the right to increase its ownership interest in Anomaly Partners LLC through acquisition of an incremental interest of up to 100% in 2015.

(4)	Attention Partners LLC is owned by HL Group Partners, LLC. HL Group Partners, LLC has the right to increase its ownership in Attention Partners, LLC through acquisitions of incremental interests, and the other interest holders has the right to put to HL Group Partners, LLC the same incremental interests up to 100% only upon termination.

(5)	MDC has the right to increase its ownership interest in Capital C Partners LP through acquisition of an incremental interests, up to 90% in 2015, and up to 100% in 2017.

(6)	MDC has the right to increase its economic ownership in Colle + McVoy, LLC through acquisition of an incremental interest, and the other interest holder has the right to put to MDC the same incremental interest, up to 100% of this entity in 2012.

(7)	MDC has the right to increase its ownership in Concentric Partners LLC through acquisition of an incremental interest of up to 100% in 2016.

(8)	Includes Crispin Porter & Bogusky LLC, Crispin Porter & Bogusky Canada LP, and certain other domestic and international operating subsidiaries.

(9)	MDC has the right to increase its ownership in Doner Partners LLC through conversion of preferred interests and/or acquisitions of incremental interests, up to 70% of this entity in 2012 and up to 100% in 2017.

(10)	MDC has the right to increase its ownership in HL Group Partners, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 72.4% of this entity in 2012, up to 82.62% in 2013 and up to 93.73% in 2014.

(11)	Consists of Kirshenbaum Bond Senecal + Partners LLC, Kwittken PR LLC, Varick Media Management LLC, certain other domestic and international operating subsidiaries, and The Media Kitchen, a division of kirshenbaum bond senecal + partners.

(12)	MDC has the right to increase its ownership in Kwittken PR LLC through acquisitions of incremental interests, up to 100% of this entity in 2015.

(13)	MDC has the right to increase its ownership in Laird + Partners New York LLC through acquisition of an incremental interest of up to 100% in 2016.

(14)	MDC has the right to increase its ownership in Mono Advertising, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 65.0% of this entity in 2012, up to 70.0% in 2013 and up to 75.0% in 2014.

(15)	During 2011, MDC increased its economic ownership in Redscout, LLC through acquisition of an incremental interest.

(16)	MDC has the right to increase its ownership interest in Sloane & Company LLC through acquisition of incremental interests, and other interest holders have the right to put to MDC the same incremental interests up to 100% in 2015.

(17)	MDC has the right to increase its ownership in Veritas Communications Inc. through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 95.1% of this entity in 2012 and up to 100% in 2013.

(18)	Effective January 1, 2012, Vitro Robertson, LLC and Skinny NYC, LLC were combined into a new entity Vitro Partners, LLC. MDC has the right to increase its ownership in Vitro Partners, LLC through acquisition interests, and other interest holders have the right to put to MDC the same incremental interests up to 77.9% of this entity in 2015, and up to 100% in 2017.

(19)	MDC has the right to increase its ownership in 6degrees Integrated Communications Corp. through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests up to 77.3% of this entity in 2012. MDC’s current economic interest is 53.3%.

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(20)	MDC has the right to increase its ownership in Bryan Mills Iradesso, Corp. through acquisition of an incremental interest, and the other interest holders have the right to put to MDC the same incremental interest, up to 100% of this entity in 2012.

(21)	MDC has the right to increase its ownership in Communifx Partners, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 100% of this entity in 2013.

(22)	MDC has the right to increase its ownership interest in Integrated Media Solutions Partners LLC through acquisitions of incremental interests, up to 100% of this entity in 2015.

(23)	MDC has the right to increase its ownership interest in Kenna Communications LP through acquisition of an incremental interest, up to 100% in 2015.

(24)	The Northstar Research Partners Group consists of Northstar Research Holdings USA LP and Northstar Research Holdings Canada Inc. MDC has the right to increase its ownership in Northstar Research Canada through acquisitions of incremental interests, and the other holders have the right to put to MDC the same incremental interests, up to 100% of this entity in 2013.

(25)	MDC has the right to increase its ownership in Source Marketing, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests up to 91.3% of this entity in 2012 and 100% in 2013.

(26)	MDC has the right to increase its ownership in TargetCast LLC through acquisitions of incremental interests of up to 75% of this entity in 2015, 80% in 2016, and 100% in 2017.

(27)	TEAM consists of The Arsenal LLC (f/k/a Team Holdings LLC) and its wholly-owned subsidiaries. MDC has the right to increase its ownership in The Arsenal, LLC, through acquisition of an incremental interest, up to 100% of this entity in 2013.

(28)	MDC has the right to increase its ownership interest in Trade X Partners LLC through acquisitions of incremental interests up to 100% in 2015.

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